Exhibit 10.18

ALPHASMART, INC.

STOCK OPTION AGREEMENT

RECITALS

A. The Board has adopted the Plan for the purpose of retaining the services of selected Key Employees and Consultants in the service of the Company or Subsidiary.

B. Optionee is to render valuable services to the Company or Subsidiary, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of an option to Optionee.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Company hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of shares of Common Stock specified in the Grant Notice. The Option Shares shall be purchasable from time to time, during the option term specified in Section 2, at the Exercise Price.

2. Option Period. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Section 5 or 6.

3. Limited Transferability.

(a) This option shall be neither transferable nor assignable by Optionee other than by will or the laws of descent and distribution following Optionee’s death, and may be exercised during Optionee’s lifetime only by Optionee or by Optionee’s guardian or legal representative. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Section 5, be exercised following Optionee’s death.

(b) If this option is designated a Non-Statutory Stock Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee’s lifetime to one or more members of Optionee’s family or to a trust established for the exclusive benefit of one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4. Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Section 5 or 6.

5. Cessation of Service. The option term specified in Section 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a) Should Optionee die while holding this option, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of descent and distribution shall have the right to exercise this option. However, if Optionee has designated one or more beneficiaries of this option, then those persons shall have the exclusive right to exercise this option following Optionee’s death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the six (6)-month period measured from the date of Optionee’s death, or (ii) the Expiration Date.

(b) Should Optionee cease Service by reason of Permanent Disability while holding this option, then Optionee shall have a period of six (6) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

(c) Should Optionee cease Service by reason of the retirement policies of the Company or a Subsidiary while holding this option, then Optionee shall have a period of six (6) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

(d) Should Optionee cease to remain in Service for any reason (other than death, retirement, Permanent Disability or Cause) while holding this option, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service), during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(e) In the event of a termination of employment due to death or disability as described in Sections 5(a) or (b) or upon retirement described in Section 5(c) if the Optionee has attained age 65 prior to retirement, any portion of the Option not then vested will nevertheless become fully vested and exercisable as of the day prior to the Optionee’s death, disability or retirement. In the event vesting is accelerated pursuant to this Section 5(e), the shares subject to this Option shall be treated as Non-Statutory Stock Option shares, to the extent the accelerated portion of this Option exceeds the dollar limitation in Section 19(d).

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(f) Should Optionee’s Service be terminated for Cause, then this option shall terminate immediately and cease to remain outstanding.

(g) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee’s cessation of Service, vested pursuant to the Vesting Schedule specified in the Grant Notice or the special vesting acceleration provisions of Sections 5(e) and 6. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Optionee is not vested in one or more Option Shares at the time of Optionee’s cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

6. Accelerated Vesting.

(a) In the event of any Change in Control, the Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full so that this option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the Option Shares as fully-vested shares and may be exercised for any or all of those Option Shares as vested shares. However, the Option Shares shall not vest on such an accelerated basis if and to the extent: (i) this option is assumed by the successor corporation (or parent thereof) in the Change in Control and the Company’s repurchase rights with respect to the unvested Option Shares are assigned to such successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Change in Control (the excess of the Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same Vesting Schedule applicable to those unvested Option Shares as set forth in this Option Agreement.

(b) Immediately following the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Change in Control.

(c) If this option is assumed in connection with a Change in Control, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Company’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

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(d) Upon an Involuntary Termination of Optionee’s Service within eighteen (18) months following a Change in Control in which this option is assumed or replaced and the Company’s repurchase rights with respect to the unvested Option Shares are assigned, all the Option Shares at the time subject to this option but not otherwise vested shall automatically vest and the Company’s repurchase rights with respect to those shares shall terminate so that this option shall immediately become exercisable for all such Option Shares as fully-vested shares of Common Stock and may be exercised for any or all of those shares at any time prior to the earlier of (i) the Expiration Date, or (ii) the expiration of the three (3)-month period measured from the date of the Involuntary Termination.

7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below Market Value, or of any similar change affecting the Common Stock, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option, and (ii) the Exercise Price, in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the purchased shares.

9. Manner of Exercising Option.

(a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i) Execute and deliver to the Company a Purchase Agreement for the Option Shares for which the option is exercised.

(ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A) cash or check made payable to the Company; or

Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

(B) in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Market Value on the Exercise Date; or

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(C) to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise, and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Company in connection with the option exercise.

(b) As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c) In no event may this option be exercised for any fractional shares.

10. REPURCHASE RIGHTS. ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE COMPANY AND ITS ASSIGNS TO REPURCHASE THOSE SHARES IN ACCORDANCE WITH THE TERMS SPECIFIED IN THE PURCHASE AGREEMENT.

11. Lock-Up.

(a) Optionee hereby agrees that Optionee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Optionee (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of any registration statement of the Company filed under the Securities Act.

(b) Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the

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Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Optionee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act of 1933, as amended. The obligations described in this Section 11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said 180-day period. Optionee agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section 11.

12. Company’s Right of First Refusal. Before any Option Shares held by Optionee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Option Shares on the terms and conditions set forth in this Section 12 (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Option Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Option Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Option Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Option Shares (the “Offered Price”), and the Holder shall offer the Option Shares at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Option Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price (“Purchase Price”) for the Option Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

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(e) Holder’s Right to Transfer. If all of the Option Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Option Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 12 shall continue to apply to the Option Shares in the hands of such Proposed Transferee. If the Option Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Option Shares held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 12 notwithstanding, the transfer of any or all of the Option Shares during the Optionee’s lifetime or on the Optionee’s death by will or the laws of descent and distribution to the Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family shall be exempt from the provisions of this Section 12. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Option Shares so transferred subject to the provisions of this Section 12, and there shall be no further transfer of such Option Shares except in accordance with the terms of this Section.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Option Shares upon the earlier of (i) the first sale of Common Stock of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

13. Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

14. Successors and Assigns. Except to the extent otherwise provided in Sections 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding

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upon, the Company and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

15. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Secretary of the Company. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

16. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

17. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed, construed and administered in accordance with the laws of the State of California.

18. Stockholder Approval. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may be issued under the Plan as last approved by the stockholders, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

19. Additional Terms Applicable to an Incentive Stock Option. In the event this option is designated an Incentive Stock Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a) No disposition of any shares of Common Stock received through exercise of the Option may be made by Optionee within two (2) years of the Grant Date nor within one (1) year of the exercise of any such shares by Optionee. In the event of a disposition prior to such one (1) year period, the Option shall not be forfeited, but the disposed shares shall be treated as if acquired pursuant to a Non-Statutory Stock Option.

(b) This option shall cease to qualify for favorable tax treatment as an Incentive Stock Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be a Key Employee for any reason other than death or Permanent Disability, (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability, or (iii) more than three (3) months after Optionee has been on leave of absence for more than 90 days, unless Optionee’s reemployment rights are guaranteed by statute or contract.

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(c) If Optionee owns more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary, the Exercise Price of the Option must be a least 110% of the Market Value of the Common Stock (determined as of the Grant Date) subject to the Option and the Option herein shall expire on the fifth (5th) anniversary of the Grant Date.

(d) This option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate (the “$100,000 Limit”). To the extent the exercisability of this option is deferred by reason of the $100,000 Limit, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the $100,000 Limit would not be exceeded. The deferral of the exercise of the option afforded by this Section 19 will cease and the option will become immediately exercisable as a Non-Statutory Option for the deferred portion of the Option Shares (i) immediately prior to the effective date of a Corporate Transaction in which this option is not to be assumed, or (ii) upon the date Optionee ceases Service.

OPTIONEE	ALPHASMART, INC.

Signature	By

Print Name	Title

Residence Address

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APPENDIX

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Stock Option Agreement.

B. Board shall mean the Company’s Board of Directors.

C. Cause shall include termination for reason of (i) Optionee’s conviction for, or plea of nolo contendere to, a felony, (ii) Optionee’s commission of an act involving self-dealing, fraud or personal profit materially injurious to the Company, (iii) Optionee’s commission of an act of willful misconduct or gross negligence in the conduct of his or her employment duties for the Company, (iv) habitual absenteeism or tardiness on the part of Optionee with respect to his or her employment with the Company, (v) Optionee’s breach or violation of any material internal policies or rules of the Company, including those rules adopted by the Company concerning the purchase and sale of the Company’s Common Stock or other securities by employees of the Company, and (vi) Optionee’s breach of any material provision of any written employment agreement between Optionee and the Company. The Committee in its discretion shall determine whether a termination was made for Cause.

D. Change in Control shall mean either of the following stockholder-approved transactions to which the Company is a party:

(i) The Company is merged, consolidated or reorganized into or with another corporation, or other entity and, as a result thereof, less than 50% of the outstanding stock or other capital interests of the surviving, resulting or acquiring corporation, person, or other entity is owned, in the aggregate, by the stockholder or stockholders of the Company immediately prior to such merger, consolidation or reorganization; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

E. Code shall mean the Internal Revenue Code of 1986, as amended.

F. Committee shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

G. Common Stock shall mean the Company’s common stock.

H. Company shall mean AlphaSmart, Inc., a California corporation, and any successor corporation to all or substantially all of the assets or voting stock of AlphaSmart, Inc. which shall, by appropriate action, assume this option.

I. Consultant shall mean an advisor or independent consultant to the Company who, in the opinion of the committee, is in a position to make significant contributions to the Company

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or Subsidiary. A non-employee director on the Company’s Board of Directors shall be considered a Consultant eligible to receive options under the Plan.

J. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

K. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Section 9 of the Agreement.

L. Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

M. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

N. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

O. Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

P. Incentive Stock Option shall mean an option which satisfies the requirements of Code Section 422.

Q. Involuntary Termination shall mean any purported termination of the Optionee by the Company which is not effected for Cause.

R. Key Employee shall mean an individual who is in the employ of the Company or any Subsidiary regularly employed on a full-time basis, including an officer or director if he or she is such an employee who, in the opinion of the Committee, is in a position to make significant contributions to the Company or Subsidiary.

S. Market Value as applied to a specific date and unless otherwise specifically defined in the text of this Agreement, shall mean (a) the average of the high and low sale prices of the Common Stock for such date as reported on the National Association of Securities Dealers Automated Quotation (“NASDAQ”) system (or, if no such sales were reported for such date, on the next preceding date for which such sales were reported), or (b) if the price of Common Stock is not reported on the NASDAQ system or any other national exchange, the fair market value as determined in good faith by the Committee.

T. Non-Statutory Stock Option shall mean an option not intended to satisfy the requirements of Code Section 422.

U. Option Shares shall mean the number of shares of Common Stock subject to the option.

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V. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

W. Parent shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

X. Plan shall mean the Company’s 1998 Stock Option Plan as from time to time amended.

Y. Permanent Disability shall mean Optionee is unable by reason of accident or illness (including metal illness) to perform the material duties of this regular position with the Company and is not expected to recover from his or her disability within a period of six (6) months from the commencement of the disability. If at any time Optionee is claimed to be permanently disabled, a physician acceptable to both Optionee and the Committee (which acceptances shall not be unreasonably withheld) shall be retained by the Committee and shall examine Optionee. Optionee shall cooperate fully with the physician. If the physician determines that Optionee is permanently disabled, the physician shall deliver to the Committee a certificate certifying both that Optionee is permanently disabled and the date upon which the condition of permanent disability commenced. The determination of the physician shall be conclusive. For purposes of Options that are Incentive Stock Options, Permanent Disability shall be interpreted consistent with Code Section 22(e)(3).

Z. Purchase Agreement shall mean the stock purchase agreement in substantially the form of Exhibit B to the Grant Notice.

AA. Service shall mean the Optionee’s performance of services for the Company or any Subsidiary in the capacity of an Employee, a non-employee Board member or as a Consultant.

BB. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

CC. Subsidiary shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

DD. Vesting Schedule shall mean the vesting schedule specified in the Grant Notice pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.

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